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                                                                   EXHIBIT 23.5

                CONSENT OF SCHRODER WERTHEIM & CO. INCORPORATED

NUMAR Corporation
508 Lapp Road
Melvern, Pennsylvania

Dear Sirs:

  We hereby consent to the inclusion in the Registration Statement on Form S-
4. relating to the proposed merger of Halliburton M.S. Corp., a wholly owned subsidiary of Halliburton Company, with NUMAR Corporation of our opinion letter appearing as Appendix D to the Proxy Statement/Prospectus which is part of the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      Schroder Wertheim & Co. Incorporated

                                      By: /s/ Robert I. Israel
                                         --------------------------------------

                                         Name: Robert I. Israel
                                             ----------------------------------

                                         Title: Managing Director
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New York, New York
August 26, 1997